News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Senior Vice President and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Third Quarter 2013 Results

MOULTRIE, GEORGIA, October 21, 2013 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the third quarter ended September 30, 2013.

Third Quarter and Nine-Month Income Highlights

•	Net income increased 54.6% to $651 thousand in the 2013 third quarter, or $0.25 per diluted share, from
$421 thousand, or $0.17 per diluted share, in the third quarter of 2012. The increase in net income is due to higher net interest income of $272 thousand on strong loan growth.
•	For the nine months ended September 30, 2013, net income was $1.8 million, or $0.70 per diluted share, a 38.0% increase from $1.3 million, or $0.51 per diluted share, for the same period in the prior year driven by higher net interest income.
•	Noninterest income was down $737 thousand to $3.5 million from the first nine months of last year, mostly attributed to decreased mortgage banking fee income.

Balance Sheet Trends and Asset Quality

•	Total assets at September 30, 2013 were $372.0 million, an increase of 12.0%, or $39.8 million, from September 30, 2012.
•	Total loans increased $19.0 million, or 9.4%, to $221.5 million compared with the same period last year.
•	Total deposits grew $31.0 million to $308.7 million at September 30, 2013, an increase of 11.2% from the third quarter of 2012.
•	Non-performing asset ratio was 0.51% at September 30, 2013, a 27 basis point improvement when compared with the third quarter 2012.

Capital Management

•	The Company has a total risk based capital ratio of 14.98%, measurably above the federal “well capitalized” standard.
•	Return on equity increased to 8.49% compared with 5.76% in the third quarter of 2012.
•	Tangible book value per share was $12.03 at September 30, 2013, up from $11.28 at the end of the 2012 third quarter.

“This quarter we continued to experience high quality loan growth combined with continued growth in core deposits,” stated DeWitt Drew, President and CEO. “However, the interest rate environment is concerning, especially as it pertains to our bond portfolio whose duration has become very short. We are also taking a cautious approach to our mortgage banking activities which are becoming difficult to rationalize given the current political and regulatory environment.”

Dividends

In September 2013, the Corporation paid a third quarter cash dividend of $0.04 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 85 consecutive years.

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About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $372 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Thomas County, Worth County, and Lowndes County. In addition to conventional banking services, the bank provides investment planning and management, trust management, mortgage banking, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services which is located in Colquitt County. Mortgage banking for primarily commercial properties is provided by Empire Financial Services, Inc., a mortgage banking services firm.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Company’s actual results to differ materially from such statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	September 30,	December 31,	September 30,
	2013	2012	2012
ASSETS
Cash and due from banks	$7,390	$8,646	$7,568
Interest-bearing deposits in banks	25,103	27,935	27,525
Certificates of deposit in other banks	4,165	3,920	1,715
Investment securities available for sale	33,212	21,672	13,918
Investment securities held to maturity	60,391	59,863	57,193
Federal Home Loan Bank stock, at cost	1,721	1,448	1,447
Loans, less unearned income and discount	221,492	204,137	202,483
Allowance for loan losses	(3,099)	(2,845)	(2,745)
Net loans	218,393	201,292	199,738
Premises and equipment	10,117	10,149	10,567
Foreclosed assets, net	581	1,690	1,837
Intangible assets	165	327	381
Bank owned life insurance	4,935	4,767	4,722
Other assets	5,820	5,472	5,621
Total assets	$371,993	$347,181	$332,232
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$21,499	$28,881	$42,975
Money market	83,865	77,133	38,840
Savings	29,291	25,988	25,688
Certificates of deposit $100,000 and over	41,578	36,591	39,721
Other time accounts	50,586	55,098	57,343
Total interest-bearing deposits	226,819	223,691	204,567
Noninterest-bearing deposits	81,838	68,071	73,084
Total deposits	308,657	291,762	277,651

Other borrowings	10,000	2,000	2,000
Long-term debt	19,000	20,000	20,000
Accounts payable and accrued liabilities	3,530	3,544	3,462
Total liabilities	341,187	317,306	303,113
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	22,148	20,664	20,123
Accumulated other comprehensive income	(1,223)	(670)	(885)
Total	56,920	55,989	55,233
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	30,806	29,875	29,119
Total liabilities and shareholders' equity	$371,993	$347,181	$332,232

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2013*	2012*	2013*	2012*
Interest income:
Interest and fees on loans	$3,104	$2,921	$9,057	$8,403
Interest and dividend on securities available for sale	164	136	495	560
Interest on securities held to maturity	347	362	1,079	1,097
Dividends on Federal Home Loan Bank stock	10	6	27	22
Interest on deposits in banks	13	12	49	42
Interest on certificates of deposit in other banks	11	5	32	12
Total interest income	3,649	3,442	10,739	10,136

Interest expense:
Interest on deposits	209	274	669	843
Interest on other borrowings	103	18	197	40
Interest on long-term debt	92	177	374	556
Total interest expense	404	469	1,240	1,439
Net interest income	3,245	2,973	9,499	8,697
Provision for loan losses	105	105	315	315
Net interest income after provision for losses on loans	3,140	2,868	9,184	8,382

Noninterest income:
Service charges on deposit accounts	338	320	925	920
Income from trust services	61	51	164	153
Income from retail brokerage services	88	81	255	282
Income from insurance services	308	272	979	975
Income from mortgage banking services	205	340	702	1,358
Provision for foreclosed property losses	0	(75)	0	(225)
Net gain (loss) on the sale or disposition of assets	(11)	16	(68)	(80)
Net gain on the sale of securities	0	0	0	338
Other income	174	158	560	533
Total noninterest income	1,163	1,163	3,517	4,254

Noninterest expense:
Salary and employee benefits	2,114	2,030	6,291	6,732
Occupancy expense	266	261	773	742
Equipment expense	224	239	684	683
Data processing expense	278	277	826	840
Amortization of intangible assets	54	54	162	165
Other operating expense	636	690	2,013	1,964
Total noninterest expense	3,572	3,551	10,749	11,126

Income before income tax expense	731	480	1,952	1,510
Provision for income taxes	80	59	162	213
Net income	$651	$421	$1,790	$1,297

Net income per share, basic	$0.25	$0.17	$0.70	$0.51
Net income per share, diluted	$0.25	$0.17	$0.70	$0.51
Dividends paid per share	$0.04	$0.04	$0.12	$0.12
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At September 30	2013	2012

Assets	$371,993	$332,232
Loans, less unearned income & discount	$221,492	$202,483
Deposits	$308,657	$277,651
Shareholders' equity	$30,806	$29,119

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Performance Data & Ratios
Net income	$651	$421	$1,790	$1,297
Earnings per share, basic	$0.25	$0.17	$0.70	$0.51
Earnings per share, diluted	$0.25	$0.17	$0.70	$0.51
Dividends paid per share	$0.04	$0.04	$0.12	$0.12
Return on assets	0.71%	0.53%	0.66%	0.54%
Return on equity	8.49%	5.76%	7.82%	5.93%
Net interest margin (tax equivalent)	4.04%	4.32%	4.03%	4.22%
Dividend payout ratio	15.66%	24.23%	17.08%	23.58%
Efficiency ratio	77.83%	82.69%	79.29%	82.98%

Asset Quality Data & Ratios
Total nonperforming loans	$1,134	$669	$1,134	$669
Total nonperforming assets	$1,890	$2,576	$1,890	$2,576
Net loan charge offs	$55	$270	$61	$670
Reserve for loan losses to total loans	1.40%	1.36%	1.40%	1.36%
Nonperforming loans/total loans	0.51%	0.33%	0.51%	0.33%
Nonperforming assets/total assets	0.51%	0.78%	0.51%	0.78%
Net charge offs / average loans	0.10%	0.54%	0.04%	0.47%

Capital Ratios
Average common equity to average total assets	8.37%	9.14%	8.41%	9.10%
Tier 1 capital ratio	13.68%	14.38%	13.68%	14.38%
Tier 1 leverage ratio	8.71%	9.27%	8.71%	9.27%
Total risk based capital ratio	14.98%	15.63%	14.98%	15.63%
Book value per share	$12.09	$11.43	$12.09	$11.43
Tangible book value per share	$12.03	$11.28	$12.03	$11.28

Quarterly	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Averages	2013	2013	2013	2012	2012

Assets	$366,206	$359,767	$362,225	$341,418	$319,266
Loans, less unearned income & discount	$221,767	$212,274	$203,106	$203,871	$199,145
Deposits	$304,131	$303,995	$306,934	$285,965	$263,747
Equity	$30,639	$30,723	$30,186	$29,624	$29,194
Return on assets	0.71%	0.64%	0.62%	0.75%	0.53%
Return on equity	8.49%	7.47%	7.50%	8.68%	5.76%
Net income	$651	$574	$566	$643	$421
Net income per share, basic	$0.25	$0.23	$0.22	$0.25	$0.17
Net income per share, diluted	$0.25	$0.23	$0.22	$0.25	$0.17
Dividends paid per share	$0.04	$0.04	$0.04	$0.04	$0.04

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